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                                                            EXHIBIT 4.2



               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT
               -------------------------------------------------

     We have issued our report dated March 13, 1996 on the statement of condition and related bond portfolio of EVEREN Unit Investment Trusts Series 43 as of March 13, 1996 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants".



                                      GRANT THORNTON LLP

Chicago, Illinois
March 13, 1996